NUMBER

25289

SHARES

COMMON

COMMON

INCORPORATED UNDER THE LAWS
OF THE
STATE OF DELAWARE



Toll Brothers, Inc.

SEE REVERSE
FOR CERTAIN
DEFINITIONS

This Certifies that

CUSIP 889478 10 3

SPECIMEN

is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

CERTIFICATE OF STOCK

Toll Brothers, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation, as amended, to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

TOLL BROTHERS, INC.
CORPORATE
SEAL
1986
DELAWARE

SECRETARY

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

TOLL BROTHERS, INC.

The corporation will furnish to any stockholder without charge upon request to the Transfer Agent named on the face of this certificate a full statement of the designations, preferences, powers and relative rights of the shares of each class of stock authorized to be issued.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—.................... Custodian....................
(Cust) (Minor)
under Uniform Gifts to Minors
Act..........................
(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____________________________________ *shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________ *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: ____________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Toll Brothers, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of June 13, 2007 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The certificate of incorporation, as amended (the "Certificate of Incorporation"), of Toll Brothers, Inc. contains restrictions prohibiting the Transfer (as defined in the Certificate of Incorporation) of stock of Toll Brothers, Inc. (including the creation or grant of certain options, rights and warrants) without the prior authorization of the board of directors of Toll Brothers, Inc. (the "Board of Directors"), if such Transfer affects the percentage of stock of Toll Brothers, Inc. (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the treasury regulations promulgated thereunder), that is treated as owned by a 4.95-percent Stockholder (as defined in the Certificate of Incorporation). If the transfer restrictions are violated, then the Transfer will be void *ab initio* and the purported transferee of the stock will be required to transfer Excess Securities (as defined in the Certificate of Incorporation) to Toll Brothers, Inc.'s agent. In the event of a transfer which does not involve securities of Toll Brothers, Inc. within the meaning of the General Corporation Law of the State of Delaware ("Securities") but which would violate the transfer restrictions, the purported transferee (or the record owner) of the Securities will be required to transfer sufficient Securities pursuant to the terms provided for in the Certificate of Incorporation to cause the 4.95 percent Stockholder to no longer be in violation of the transfer restrictions. Toll Brothers, Inc. will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced transfer restrictions, upon written request to Toll Brothers, Inc. at its principal place of business.